Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements of HMS Holdings Corp.

Unless the context otherwise indicates, references in these Unaudited Pro Forma Condensed Consolidated Financial Statements to the terms “the Company,” “we,” and “our” refer to HMS Holding Corp. and, where applicable, its consolidated subsidiaries.

On December 16, 2011, we purchased all of the issued and outstanding common stock of privately-held HDI Holdings, Inc. (HDI) for an aggregate consideration of $368.8 million, of which $365.0 million was cash.  In connection with acquisition, we issued replacement option awards with an aggregate fair value of $14.3 million, of which $3.8 million is attributable to the purchase price.  The fair value of the replacement option awards and the amount included in the purchase price was calculated using a Black-Scholes model as of the acquisition date.  These awards vest over 1-48 months and the portion not attributable to purchase price will be expensed over that same time period. In connection with the acquisition, $40.0 million of the purchase price was placed into an indemnity escrow account until the first anniversary of the closing.

In connection with our acquisition of HDI, we entered into a five year, revolving and term secured credit agreement, which we refer to as the Credit Agreement, with certain financial institutions and Citibank, N.A. as Administrative Agent.  The Credit Agreement is guaranteed by our material subsidiaries and is supported by a security interest in all or substantially all of our, and our subsidiaries’, personal property assets. The Credit Agreement, which matures in December 2016, provides for a term loan of $350 million, or the Term Loan, which was used to finance our acquisition of HDI, and a revolving credit facility in an initial amount of $100 million.

The acquisition has been accounted for as a business combination (in accordance with ASC 805 Business Combinations), and as such the HDI assets acquired and liabilities assumed have been recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to: estimating future cash flows and determining the appropriate discount rate. The estimated fair values of the assets acquired and liabilities assumed at the Acquisition Date and their related amortization included in the unaudited pro forma condensed consolidated financial statements is provisional.

The unaudited pro forma financial information included herein gives effect to the Company’s acquisition of HDI. The Unaudited Pro Forma Condensed Consolidated Statement of Income is based on historical data as reported by the separate companies, and reflects adjustments prepared as if the acquisition had occurred on January 1 of each respective period. The Audited Consolidated Balance Sheets contained in our Annual Report on Form 10-K for the year ended December 31, 2011 reflects the acquisition of HDI and accordingly, is not included in this report.

The Unaudited Pro Forma Condensed Consolidated Statement of Income contained herein (the Statements) includes adjustments having a continuing impact on the consolidated company as a result of using the acquisition method of accounting for the acquisition under ASC 805.

The Statements have been prepared based on available information, using assumptions that our management believes are reasonable. The Statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition.

The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.  The Statements and related Notes contained herein should be read in conjunction with HDI’s year financial statements as of and for the year December 31, 2010 and HDI’s financial statements as of and for the nine months ended September 30, 2011, included as Exhibit 99.2.

HMS HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2011

(In thousands, except per share amounts)

	Historical (1)		Pro Forma		Pro Forma
	HMS	HDI	Adjustments	Notes	Combined
Revenue	$264,159	$42,189	$—		$306,348
Costs of services:
Compensation	94,604	12,829	—		107,433
Data Processing	16,607	98	—		16,705
Occupancy	11,328	807	—		12,135
Direct Project costs	30,546	3,374	—		33,920
Other operating costs	13,448	357	—		13,805
Amortization of acquisition related software and intangibles	5,048	—	18,992	A	24,040

Total cost of services	$171,581	$17,465	$18,992		$208,038

Selling, general and administrative expenses	31,932	8,046			39,978

Total operating expenses	$203,513	$25,511	$18,992		$248,016

Operating income	$60,646	$16,678	$(18,992)		$58,332

Interest expense	(65)	(1,342)	(11,290)	B	(12,697)
Other income/(expense), net	714	—	—		714
Interest Income	50	8	(44)	C	14
Income before income tax	$61,345	$15,344	$(30,326)		$46,363

Income Taxes	24,691	5,384	(12,275)	D	17,800

Net Income	$36,654	$9,960	$(18,051)		$28,563

Basic Income per common share:
Net Income per share -basic	$0.43				$0.34
Diluted income per share
Net Income per share — diluted	$0.42				$0.34

Weighted average shares:
Basic	84,372				84,372
Diluted	87,233				84,297

(1)	As reported in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2011and in HDI’s financial statements for the nine months ended September 30, 2011.

The accompanying notes are an integral part of the unaudited pro forma Condensed Consolidated Statement of Income.

HMS HOLDINGS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANICAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma Condensed Consolidated Statement of Income is based on HMS’s and HDI’s historical statements of income after giving effect to the acquisition of HDI as if it occurred on January 1, 2011 for the nine months ended September 30, 2011. Certain amounts in HDI’s historical consolidated statement of operations have been reclassified to conform to HMS’s presentation.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date of December 16, 2011 (in thousands):

Valuation
Cash and cash equivalents	$15,113
Accounts receivable	13,190
Other current assets	1,358
Deferred Income taxes	4,454
Property, plant and equipment	74,741
Intangible assets	119,500
Other assets	45
Total identifiable assets acquired	$228,401

Accounts payable	$332
Accrued expenses	2,210
Deferred income taxes	69,694
Long-term debt	39,480
Other Liabilities	2,645
$114,361

Net identifiable assets acquired	$114,040
Goodwill	254,761

Net assets acquired	$368,801

The above estimated fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available as of the acquisition date. We believe that this information provides a reasonable basis for estimating the fair values but we are still waiting for additional information necessary to finalize these amounts. The provisional measurements of fair value reflected above are subject to change. Such changes could be significant. We expect to finalize the valuation and complete the purchase price allocation as soon as practicable, but no later than one year from the date of acquisition.

We have provisionally assigned the $119.5 million of acquired intangible assets as follows: $88.0 million to client relationships, $16.5 million to restrictive covenants, and $15.0 million to trade names.

Note 2 — Pro Forma Adjustments

(A)      Represents the estimate of the increase in amortization expense associated with the initial recording of HDI’s finite-lived intangible assets and capitalized software. The increase in amortization expense is based on a preliminary allocation of purchase price to certain finite-lived intangible assets and capitalized software acquired. For purposes of the amortization adjustment, we consider the useful lives and related fair value of the intangible assets and capitalized software as follows:

	Fair Value	Useful Life
Client relationships	$88,000	7-10 years
Restrictive covenants	16,500	5 years
Trade name	15,000	7 years
Total	119,500

Capitalized software	$73,081	10 years

The determination of the useful lives is based upon various accounting studies, historical acquisition experience, economic factors, and future expected cash flows.

(B)        This adjustment reflects the incremental interest expense effect of the debt associated with our borrowing under the Term Loan utilized to fund a significant portion of the purchase price.

The adjustment also relates to the amortization of debt issuance costs incurred in connection with the Term Loan. Debt issuance costs are amortized over the life of the related debt instrument of five years.

Additionally, the adjustment relates to the commitment fee on revolving credit facility.

The incremental adjustment consists of the following components (in thousands):

Interest expense on $350 million term loan(1)	$9,351
Amortization of debt discount and deferred financing fees	2,902
Commitment fee on revolving credit facility	379
Less HDI interest expense actually recorded	(1,342)
Total	$11,290

(1)    Based on an interest rate of 3.5625%.

(C)        Adjustments to interest income for the reduction in cash and cash equivalents due to the use of $68 million to fund the acquisition of HDI. Cash acquired during the acquisition of HDI amounted to $15 million. An interest rate of 0.1110% was used to estimate the reduction in interest income.

(D)       For purposes of these unaudited pro forma combined condensed financial statements, estimated income tax rates of approximately 40.25% and 35.09% for HMS and HDI, respectively, have been used for the pro forma adjustments for the nine-month period ended September 30, 2011. The estimated income tax rates are based on the applicable enacted statutory tax rates for the periods referenced above and appropriately reflect certain HMS and HDI basis differences that will not result in taxable or deductible amounts in future years when the related financial reporting asset or liability will be recovered or settled. These rates are estimates and do not take into account future income tax strategies that may be applied to the consolidated entity.

HMS HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE

YEAR ENDED DECEMBER 31, 2010

(In thousands, except per share amounts)

	Historical (1)		Pro Forma		Pro Forma
	HMS	HDI	Adjustments	Notes	Combined
Revenue	$302,867	$25,829	$—		$328,696
Cost of services:			—
Compensation	109,601	10,418	—		120,019
Data Processing	18,086	154	—		18,240
Occupancy	13,643	819	—		14,462
Direct Project costs	35,383	1,716	—		37,099
Other operating costs	17,108	446	—		17,554
Amortization of acquisition related software and intangibles	6,217	—	25,322	A	31,539

Total cost of services	$200,038	$13,553	$25,322		$238,913

Selling, general and administrative expenses	36,085	8,184			44,269

Total operating expenses	$236,123	$21,737	$25,322		$283,182

Operating income	$66,744	$4,092	$(25,322)		$45,514

Interest expense	(94)	(105)	(16,670)	B	(16,869)
Other income(/expense), net	(69)	—	—		(69)
Interest Income	94	9	(59)	C	44
Income before income tax	$66,675	$3,996	$(42,051)		$28,620

Income Taxes	26,583	1,415	(16,766)	D	11,232

Net Income	$40,092	$2,581	$(25,285)		$17,388

Basic Income per common share:
Net Income per share -basic	$0.49				$0.20
Diluted income per share:
Net Income per share — diluted	$0.47				$0.19

Weighted average shares:
Basic	81,762				81,762
Diluted	85,375				85,440

(1)	As reported our Annual Report on Form 10-K for the year ended December 31, 2010 and in HDI’s financial statements for the year ended December 31, 2010.

The accompanying notes are an integral part of the unaudited pro forma Condensed Consolidated Statement of Income.

HMS HOLDINGS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANICAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma Condensed Consolidated Statement of Income is based on HMS’s and HDI’s historical statements of income, after giving effect to the acquisition of HDI as if it occurred on January 1, 2010 for the year ended December 31, 2010. Certain amounts in HDI’s historical Consolidated Statements of Income have been reclassified to conform to HMS’s presentation.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date (in thousands):

Valuation
Cash and cash equivalents	$15,113
Accounts receivable	13,190
Other current assets	1,358
Deferred Income taxes	4,454
Property, plant and equipment	74,741
Intangible assets	119,500
Other assets	45
Total identifiable assets acquired	$228,401

Accounts payable	$332
Accrued expenses	2,210
Deferred income taxes	69,694
Long-term debt	39,480
Other Liabilities	2,645
$114,361

Net identifiable assets acquired	$114,040
Goodwill	254,761

Net assets acquired	$368,801

The above estimated fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available as of the acquisition date. We believe that this information provides a reasonable basis for estimating the fair values but we are still waiting for additional information necessary to finalize these amounts. The provisional measurements of fair value reflected above are subject to change. Such changes could be significant. We expect to finalize the valuation and complete the purchase price allocation as soon as practicable, but no later than one year from the date of acquisition.

We have provisionally assigned the $119.5 million of acquired intangible assets as follows: $88.0 million to client relationships, $16.5 million to restrictive covenants, and $15.0 million to trade names.

Note 2 — Pro Forma Adjustments

(A)      Represents the estimate of the increase in amortization expense associated with the initial recording of HDI’s finite-lived intangible assets and capitalized software. The increase in amortization expense is based on a preliminary allocation of purchase price to certain finite-lived intangible assets and capitalized software acquired. For purposes of the amortization adjustment, we consider the useful lives and related fair value of the intangible assets and capitalized software as follows:

	Fair Value	Useful Life
Client relationships	$88,000	7-10 years
Restrictive covenants	16,500	5 years
Trade name	15,000	7 years
Total	119,500

Capitalized software	$73,081	10 years

The determination of the useful lives is based upon various accounting studies, historical acquisition experience, economic factors, and future expected cash flows.

(B)        This adjustment reflects the incremental interest expense effect of the debt associated with our borrowing under the Term Loan utilized to fund a significant portion of the purchase price.

The adjustment also relates to the amortization of debt issuance costs incurred in connection with our Term Loan. Debt issuance costs are amortized over the life of the related debt instrument of five years.

Additionally, the adjustment relates to the commitment fee on revolving credit facility.

The incremental adjustment consists of the following components (in thousands):

Interest expense on $350 million term loan(1)	$12,469
Amortization of debt discount and deferred financing fees	3,796
Commitment fee on revolving credit facility	510
Less HDI interest expense actually recorded	(105)
Total	$16,670

(1)    Based on an interest rate of 3.5625%.

(C)        Adjustments to interest income for the reduction in cash and cash equivalents due to the use of $68 million to fund the acquisition of HDI.  Cash acquired during the acquisition of HDI amounted to $15 million. An interest rate of 0.1110% was used to estimate the reduction in interest income.

(D)       For purposes of these unaudited pro forma combined condensed financial statements, estimated income tax rates of approximately 39.86% and 35.41% for HMS and HDI, respectively, have been used for the pro forma adjustments for the year ended December 31, 2011. The estimated income tax rates are based on the applicable enacted statutory tax rates for the periods referenced above and appropriately reflect certain HMS and HDI basis differences that will not result in taxable or deductible amounts in future years when the related financial reporting asset or liability will be recovered or settled. These rates are estimates and do not take into account future income tax strategies that may be applied to the consolidated entity.